 As filed with the Securities and Exchange Commission on April 24, 2002
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ramco-Gershenson Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	13-6908486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27600 Northwestern Highway, Suite 200

Southfield, Michigan 48034
(248) 350-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis E. Gershenson

Chief Executive Officer
Ramco-Gershenson Properties Trust
27600 Northwestern Highway, Suite 200
Southfield, Michigan 48034
(248) 350-9900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Donald J. Kunz, Esq. Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Ave. Detroit, Michigan 48226-3583 (313) 465-7454 (telephone) (313) 465-7455 (facsimile)	Richard L. Muglia, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10004-6522 (212) 735-3710 (telephone) (212) 735-2000 (facsimile)

      Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-57871
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Maximum aggregate	Maximum aggregate	Amount of
to be registered	registered	price per share	offering price	registration fee

Common Shares of Beneficial Interest, $.0.01 par value	805,000	$17.50	$14,087,500	$1,297

Form S-3 Registration Statement
EX-5.1 Opinion/Consent of Ballard Spahr Andrews
EX-23.1 Consent and Report of Deloitte & Touche
EX-23.3 Consent of Honigman Miller Schwartz & Cohn

      This Registration Statement is being filed pursuant to Rule 462(b) to register additional securities of the same class as were included in the Registration Statement on Form S-3 (No. 333-57871) filed by the Registrant, which Registration Statement is hereby incorporated by reference into this Registration Statement.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 23, 2002.

RAMCO-GERSHENSON PROPERTIES TRUST

By:	/s/ DENNIS E. GERSHENSON

Dennis E. Gershenson
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Dennis E. Gershenson and Richard J. Smith his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL D. GERSHENSON Joel D. Gershenson	Chairman of the Board of Trustees	April 23, 2002

/s/ DENNIS E. GERSHENSON Dennis E. Gershenson	President, Chief Executive Officer and Trustee (Principal Executive Officer)	April 23, 2002

/s/ RICHARD J. SMITH Richard J. Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 23, 2002

/s/ STEPHEN R. BLANK Stephen R. Blank	Trustee	April 23, 2002

/s/ ARTHUR H. GOLDBERG Arthur H. Goldberg	Trustee	April 23, 2002

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Signature	Title	Date

/s/ SELWYN ISAKOW Selwyn Isakow	Trustee	April 23, 2002

/s/ ROBERT A. MEISTER Robert A. Meister	Trustee	April 23, 2002

/s/ JOEL M. PASHCOW Joel M. Pashcow	Trustee	April 23, 2002

/s/ MARK K. ROSENFELD Mark K. Rosenfeld	Trustee	April 23, 2002

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5	Opinion of Ballard Spahr Andrews and Ingersoll, LLP as to the validity of the Common Shares
23.1	Consent of and Report on Schedule from Deloitte & Touche LLP
23.2	Consent of Ballard Spahr Andrews and Ingersoll, LLP (included in Exhibit 5)
23.3	Consent of Honigman Miller Schwartz and Cohn LLP
24	Powers of Attorney (See page II-1)